Exhibit 99.1

BJ’s Wholesale Club Holdings, Inc. Announces First Quarter and Fiscal 2021 Results

•	Comparable club sales, excluding gasoline sales, decreased by 5.0% year-over-year, reflecting a two-year stacked comp club sales of 22.0% for the first quarter of fiscal 2021.

•	Digitally-enabled sales growth was 31%, reflecting a two-year stacked comp growth of 381% for the first quarter of fiscal 2021.

•	Income from continuing operations decreased 14.8% year-over-year to $81.6 million for the first quarter of fiscal 2021.

•	Adjusted EBITDA increased 4.4% year-over-year to $202.4 million for the first quarter of fiscal 2021.

•	Earnings per diluted share of $0.59 reflect 14.5% year-over-year decline.

•	Adjusted earnings per diluted share of $0.72 reflects 4.3% year-over-year growth.

•	Net cash provided by operating activities was $249.0 million and free cash flow was $190.9 million for the first quarter of fiscal 2021.

Westborough, Mass. (May 20, 2021) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen weeks ended May 1, 2021.

"Our team members continue to execute at the highest levels and I’m proud of their hard work and dedication amid a difficult environment. We are pleased to start the year with strong first quarter results, powered by solid execution, market share retention and a continuation of elevated consumer spending," said Bob Eddy, President and Chief Executive Officer, BJ’s Wholesale Club. "As we look ahead, we are confident our business will continue to thrive over the long-term given structural shifts in consumer behavior, the progress we made over the last year and our continued investments in our strategic priorities."

Key Measures for the Thirteen Weeks Ended May 1, 2021 (First Quarter of Fiscal 2021):

BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended	13 Weeks Ended
	May 1, 2021	May 2, 2020	% Growth
Net sales	$3,781,834	$3,718,040	1.7%
Membership fee income	86,388	79,565	8.6%
Total revenues	3,868,222	3,797,605	1.9%

Operating income	126,254	143,750	(12.2)%
Income from continuing operations	81,586	95,742	(14.8)%
Adjusted EBITDA (a)	202,410	193,915	4.4%
Net income	81,579	95,734	(14.8)%
EPS (b)	0.59	0.69	(14.5)%
Adjusted net income (a)	99,694	95,734	4.1%
Adjusted EPS (a)	0.72	0.69	4.3%
Basic weighted average shares outstanding	135,709	136,090	(0.3)%
Diluted weighted average shares outstanding	138,662	138,428	0.2%

(a)	See “Note Regarding Non-GAAP Financial Information.”
(b)	EPS represents earnings per diluted share.

Additional Highlights:

•

Comparable club sales for the first quarter of fiscal 2021 increased 0.3% compared to the first quarter of fiscal 2020. Comparable club sales, excluding the impact of gasoline sales, for the first quarter of fiscal 2021 decreased 5.0% compared to the first quarter of fiscal 2020.

•

Gross profit decreased to $726.7 million in the first quarter of fiscal 2021 from $736.7 million in the first quarter of fiscal 2020. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, increased approximately 80 basis points over the first quarter of fiscal 2020. This increase was driven by the mix of our general merchandise sales and continued execution of our category profitability improvement initiative.

•

Selling, general and administrative expenses ("SG&A") increased to $599.9 million in the first quarter of fiscal 2021 compared to $590.4 million in the first quarter of fiscal 2020. SG&A included $17.5 million of stock-based compensation expense related to the acceleration of stock awards associated with the passing of Lee Delaney ("acceleration of stock awards"). In addition, SG&A included $2.3 million of severance charges associated with labor reductions that resulted from the realignment of our field operations ("severance charges").

•

Operating income decreased to $126.3 million, or 3.3% of total revenues in the first quarter of fiscal 2021, compared to $143.8 million, or 3.8% of total revenues in the first quarter of fiscal 2020. Operating income included $17.5 million of stock-based compensation expense related to the acceleration of stock awards. In addition, operating income included $2.3 million of severance charges.

•

Interest expense, net, decreased to $19.3 million in the first quarter of fiscal 2021 compared to $21.8 million in the first quarter of fiscal 2020. Interest expense in the first quarter of fiscal 2021 included $4.7 million write-off of accumulated other comprehensive income and $0.7 million write-off of deferred financing costs associated with the partial paydown of the Company's First Lien Term Loan. The decrease in interest expense was driven by continued de-levering.

•

Income tax expense was $25.4 million in the first quarter of fiscal 2021 compared to income tax expense of $26.2 million in the first quarter of fiscal 2020. The first quarter of fiscal 2021 included a benefit of  $3.1 million from excess tax benefits related to stock-based compensation compared to $4.5 million in the first quarter of fiscal 2020.

•	Under our share repurchase program, we repurchased 315,000 shares of common stock, totaling $14.0 million in the first quarter of fiscal 2021.

Fiscal 2021 Ending January 29, 2022 Outlook

"Given the level of uncertainty associated with the evolution of the pandemic and consumer behavior, fiscal 2021 remains difficult to forecast," said Laura Felice, Executive Vice President, Chief Financial Officer, BJ's Wholesale Club. "As a result, we will continue to refrain from offering formal detailed guidance."

Conference Call Details

A conference call to discuss the first quarter of fiscal 2021 financial results is scheduled for today, May 20, 2021, at 8:30 A.M. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-274-0290 (international callers please dial 647-689-5405) approximately 10 minutes prior to the start of the call and to reference conference ID 7581445. A live audio webcast of the conference call will be available online at https://investors.bjs.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at https://investors.bjs.com and by dialing 416-621-4642 and entering the access code 7581445. The recorded replay will be available until May 28, 2021 and an online archive of the webcast will be available for one year.

About BJ’s Wholesale Club Holdings, Inc.

Headquartered in Westborough, Massachusetts, BJ's Wholesale Club Holdings, Inc. is a leading operator of membership warehouse clubs in the Eastern United States. The company currently operates 221 clubs and 151 BJ's Gas® locations in 17 states.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information" and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 1, 2021	May 2, 2020
Net sales	$3,781,834	$3,718,040
Membership fee income	86,388	79,565
Total revenues	3,868,222	3,797,605
Cost of sales	3,141,497	3,060,893
Selling, general and administrative expenses	599,910	590,361
Pre-opening expense	561	2,601
Operating income	126,254	143,750
Interest expense, net	19,285	21,844
Income from continuing operations before income taxes	106,969	121,906
Provision for income taxes	25,383	26,164
Income from continuing operations	81,586	95,742
Loss from discontinued operations, net of income taxes	(7)	(8)
Net income	$81,579	$95,734
Income per share attributable to common stockholders - basic:
Income from continuing operations	$0.60	$0.70
Loss from discontinued operations	—	—
Net income	$0.60	$0.70
Income per share attributable to common stockholders - diluted:
Income from continuing operations	$0.59	$0.69
Loss from discontinued operations	—	—
Net income	$0.59	$0.69
Weighted average number of shares outstanding:
Basic	135,709	136,090
Diluted	138,662	138,428

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	May 1, 2021	May 2, 2020
ASSETS
Current assets:
Cash and cash equivalents	$62,954	$132,915
Accounts receivable, net	197,991	193,884
Merchandise inventories	1,120,334	1,024,937
Prepaid expense and other current assets	54,258	46,631
Total current assets	1,435,537	1,398,367

Operating lease right-of-use assets, net	2,119,629	2,087,902
Property and equipment, net	815,303	753,297
Goodwill	924,134	924,134
Intangibles, net	132,502	144,019
Deferred taxes	3,349	—
Other assets	18,752	20,350
Total assets	$5,449,206	$5,328,069

LIABILITIES
Current liabilities:
Current portion of long-term debt	$210,000	$15,377
Current portion of operating lease liabilities	132,869	125,976
Accounts payable	1,023,140	990,420
Accrued expenses and other current liabilities	669,924	588,431
Total current liabilities	2,035,933	1,720,204

Long-term lease liabilities	2,050,950	2,016,206
Long-term debt	747,311	1,334,795
Deferred income taxes	45,529	42,369
Other noncurrent liabilities	155,959	181,998

STOCKHOLDERS' EQUITY	413,524	32,497
Total liabilities and stockholders' equity	$5,449,206	$5,328,069

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 1, 2021	May 2, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$81,579	$95,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,386	40,839
Amortization of debt issuance costs and accretion of original issue discount	891	1,197
Changes in operating leases and other non-cash items	1,200	2,637
Debt extinguishment charges	657	—
Stock-based compensation expense	27,300	5,514
Deferred income tax provision (benefit)	(233)	1,590
Increase (decrease) in cash due to changes in:
Accounts receivable	(25,272)	12,469
Merchandise inventories	85,361	56,565
Accounts payable	35,066	204,008
Accrued expenses	13,127	40,983
Other operating assets and liabilities, net	(15,097)	8,366
Net cash provided by operating activities	248,965	469,902

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals and proceeds from sale leaseback transactions	(58,060)	(35,212)
Net cash used in investing activities	(58,060)	(35,212)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long term debt	(100,000)	(3,297)
Paydown of ABL Facility	(50,000)	(328,000)
Net cash received from stock option exercises	1,497	5,608
Acquisition of treasury stock	(24,031)	(6,073)
Proceeds from financing obligations	1,333	—
Other financing activities	(268)	(217)
Net cash used in financing activities	(171,469)	(331,979)
Net increase in cash and cash equivalents	19,436	102,711
Cash and cash equivalents at beginning of period	43,518	30,204
Cash and cash equivalents at end of period	$62,954	$132,915

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA.

We define adjusted net income as net income attributable to common stockholders adjusted for: stock-based compensation related to acceleration of stock awards; severance charges and write-offs related to debt paydowns; loss on cash flow hedge; and the tax impact of the foregoing adjustments on net income.

We define adjusted net income per diluted share as adjusted net income divided by the weighted-average diluted shares outstanding.

We define adjusted EBITDA as income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; pre-opening expenses; non-cash rent; severance and other adjustments.

We define free cash flow as net cash provided by operating activities less additions to property and equipment, net of disposals, plus proceeds from sale leaseback transactions.

We define net debt as total debt outstanding less cash and cash equivalents.

We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.

We present adjusted net income, adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe such measures assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, adjusted EBITDA excludes pre-opening expenses, because we do not believe these expenses are indicative of the underlying operating performance of our clubs. The amount and timing of pre-opening expenses are dependent on, among other things, the size of new clubs opened and the number of new clubs opened during any given period.

Management believes that adjusted net income, adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.

We present free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our Board of Directors and we believe it assists investors and analysts in evaluating our liquidity. Free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our Board of Directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.

You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted net income per diluted share, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA or net debt to LTM adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted net income per diluted share
(Amounts in thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 1, 2021	May 2, 2020
Net income as reported	$81,579	$95,734
Adjustments:
Stock-based compensation related to acceleration of stock awards (a)	17,494	—
Loss on cash flow hedge (b)	4,709	—
Charges and write-offs related to debt paydown (c)	657	—
Severance charges (d)	2,300	—
Tax impact of adjustments to net income (e)	(7,045)	—
Adjusted net income	$99,694	$95,734

Weighted-average diluted shares outstanding	138,662	138,428
Adjusted net income per diluted share (f)	$0.72	$0.69

(a)	Represents accelerated vesting of equity awards, which were related to the passing of Lee Delaney.
(b)	Represents the reclassification into earnings of accumulated other comprehensive income associated with the de-designation of hedge accounting on one of our swap agreements due to the partial paydown of debt.
(c)	Represents the fees and write-off of deferred fees and original issue discount associated with the partial paydown of debt.
(d)	Represents severance charges associated with labor reductions that resulted from the realignment of our field operations.
(e)	Represents the tax effect of the above adjustments at a statutory tax rate of approximately 28%.
(f)	Adjusted net income per diluted share is measured using weighted average diluted shares outstanding.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 1, 2021	May 2, 2020
Income from continuing operations	$81,586	$95,742
Interest expense, net	19,285	21,844
Provision for income taxes	25,383	26,164
Depreciation and amortization	44,386	40,839
Stock-based compensation expense (a)	27,300	5,514
Pre-opening expenses (b)	561	2,601
Non-cash rent (c)	1,417	1,504
Severance charges (d)	2,300	—
Other adjustments (e)	192	(293)
Adjusted EBITDA	$202,410	$193,915

(a)	Represents total stock-based compensation expense.
(b)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.
(c)	Consists of an adjustment to remove the non-cash portion of rent expense.
(d)	Represents severance charges associated with labor reductions that resulted from the realignment of our field operations.
(e)	Other non-cash items, including non-cash accretion on asset retirement obligations and obligations associated with our post-retirement medical plan.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Free Cash Flow
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 1, 2021	May 2, 2020
Net cash provided by operating activities	$248,965	$469,902
Less: Additions to property and equipment, net of disposals	74,690	35,212
Plus: Proceeds from sale leaseback transactions	16,630	—
Free cash flow	$190,905	$434,690

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of Net Debt and Net Debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)

May 1, 2021
Total debt	$957,311
Less: Cash and cash equivalents	62,954
Net Debt	$894,357

Income from continuing operations	$407,026
Interest expense, net	81,826
Provision for income taxes	136,044
Depreciation and amortization	171,001
Stock-based compensation expense (a)	53,936
Preopening expenses (b)	7,769
Noncash rent (c)	4,855
Severance (d)	2,300
Other adjustments (e)	1,230
Adjusted EBITDA	$865,987

Net debt to LTM adjusted EBITDA	1.0x

(a)	Represents total stock-based compensation expense.
(b)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.
(c)	Consists of an adjustment to remove the non-cash portion of rent expense.
(d)	Represents severance charges associated with labor reductions that resulted from the realignment of our field operations.
(e)	Other non-cash items, including non-cash accretion on asset retirement obligations and obligations associated with our post-retirement medical plan.

Investor Contact:

Faten Freiha, BJ's Wholesale Club

(774) 512-6320

ffreiha@bjs.com

Media Contact:

Jennie Hardin, BJ’s Wholesale Club

(774) 512-6978

jhardin@bjs.com